UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2007

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD		21030
(Address of principal executive offices)		(Zip Code)

(410) 628-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May  31, 2007 (the “Closing Date”), United Industrial Corporation (“UIC”) together with AAI Corporation, a Maryland corporation and a wholly owned subsidiary of UIC (“AAI” and  together with UIC, the “Borrowers”), entered into an Amended and Restated Revolving Credit Agreement dated as of the Closing Date (the “Credit Agreement”), with SunTrust Bank, as administrative agent (the “Administrative Agent”), SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arranger and sole book manager, Citibank, N.A., as joint lead arranger, KeyBank National Association and PNC Bank, National Association as co-documentation agents, Citibank, N.A. and JPMorgan Chase Bank, N.A. as co-syndication agents, and a syndicate of lenders named therein, which provided for a revolving credit facility (inclusive of a swingline subfacility and a letter of credit subfacility) in an aggregate committed amount of $200,000,000.  The Credit Agreement also provides for potential additional commitment amounts for revolving loans in the maximum amount not to exceed $100,000,000 (“Additional Commitment Amounts”).  Any additional revolving loans borrowed thereunder are subject to the satisfaction of certain conditions precedent by the Borrowers and further agreement between the Borrowers and the participating lenders, which may be additional lenders not party to the Credit Agreement on the Closing Date.

The revolving credit facility expires on May 31, 2012 (the “Revolving Commitment Termination Date”).  If the Borrowers borrow additional revolving loans under the Additional Commitment Amounts, the maturity date of any such additional revolving loans shall also be the Revolving Commitment Termination Date.

Each of the credit facilities is guaranteed by each direct and indirect domestic and material subsidiary of the Borrowers (such subsidiaries, except for AAI, being collectively known as the “Subsidiary Loan Parties”) and secured by (i) substantially all the personal property of the Borrowers and the Subsidiary Loan Parties (collectively known as the “Loan Parties”), and (ii) a pledge of all equity interests of the subsidiaries of each of the Loan Parties (except for a pledge of equity interests in any foreign subsidiary of a Loan Party which pledge is not to exceed 65% of the equity interests thereof).

The proceeds of all loans will be used first, to refinance indebtedness existing on the Closing Date and owing to the existing lenders under the existing credit agreement dated as of July 18, 2005, as amended through the Closing Date, among AAI, as borrower, UIC, as parent, the Administrative Agent, SunTrust Capital Markets, Inc., as arranger and book manager, KeyBank National Association and PNC Bank, National Association, as co-documentation agents, Citibank, F.S.B., as syndication agent and a syndicate of lenders named therein, and to pay related fees and expenses, and next, to finance a share repurchase program of UIC, working capital needs, permitted acquisitions, capital expenditures and for other general corporate purposes of the Borrowers and their subsidiaries.  All letters of credit issued under the letter of credit subfacility will be used for general corporate purposes.

Revolving loans under the Credit Agreement will bear interest at a margin rate of (a) 0.00% to 0.25% above a certain base rate, or (b) 0.75% to 1.25% above the Eurodollar rate, such margins subject to the achievement of certain levels of a leverage ratio by UIC and its subsidiaries, as reported pursuant to quarterly pricing certificates.  Swingline loans under the Credit Agreement will bear interest, at UIC’s request, (a) at the rate as offered by the swingline lender and accepted by UIC, or (b) a certain base rate plus the applicable margin then in effect.

The Credit Agreement includes, among other terms and conditions, limitations on the ability of each of the Borrowers and the other Loan Parties to:  create, incur, assume or be liable for indebtedness (other than certain intercompany indebtedness); create, incur or allow certain types of liens on any owned property; or make investments (other than certain types of investments); provided, that in each such case there shall be no restrictions (other than those certain types of liens) if after giving effect thereto a default or event of default would not occur and be continuing under the Credit Agreement; dispose of assets except for certain assets in the ordinary course of business (other than certain intercompany transfers); acquire, merge or consolidate with or into another person or entity (subject to certain exceptions); or pay dividends or make distributions (subject to certain limitations).  In addition, the Credit Agreement provides for certain events of default such as nonpayment of principal and interest when due thereunder, breaches of representations and warranties, noncompliance with covenants, acts of insolvency, default on indebtedness held by third parties and the occurrence of a change of control.

The Credit Agreement also contains a requirement that UIC and its subsidiaries, during such time as a lender has a commitment thereunder or any obligations remain unpaid or outstanding (subject to certain exceptions), comply with (i) a maximum leverage ratio and (ii) a minimum fixed charge coverage ratio.

In addition, each of the Subsidiary Loan Parties has executed an Amended and Restated Subsidiary Guaranty Agreement dated as of the Closing Date (the “Subsidiary Guaranty Agreement”), for the benefit of the secured creditors described therein, under which each such Subsidiary Loan Party, on a joint and several basis with the other Subsidiary Loan Parties, unconditionally guarantees all obligations of the Borrowers under the Credit Agreement and the related credit documents.

The Loan Parties, each as a pledgor, have executed and delivered to the Administrative Agent, an Amended and Restated Borrower Pledge Agreement dated as of the Closing Date (the “Pledge Agreement”), for the benefit of the secured creditors described therein, under which each pledgor has pledged all equity interests held in each of its direct subsidiaries (except for certain foreign subsidiaries of which only 65% of their equity interests were pledged thereunder) to secure all obligations of the Borrowers under the Credit Agreement and the related credit documents.

The Loan Parties, each as a grantor, have executed and delivered to the Administrative Agent, an Amended and Restated Security Agreement dated as of the Closing Date (the “Security Agreement”), for the benefit of the secured creditors described therein, under which each grantor has granted a security interest in substantially all of its personal property, including but not limited to equipment, inventory, accounts, general intangibles, intellectual property and deposit accounts, in order to secure the obligations of the Borrowers under the Credit Agreement and the related credit documents.

This description of the Credit Agreement, the Subsidiary Guaranty Agreement, the Pledge Agreement and the Security Agreement, are qualified in their entirety by reference to the Credit Agreement, the Subsidiary Guaranty Agreement, the Pledge Agreement and the Security Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively to this Report.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1

Amended and Restated Revolving Credit Agreement dated as of May 31, 2007, by and among United Industrial Corporation and AAI Corporation, and SunTrust Bank, as administrative agent, SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arranger and sole book manager, Citibank, N.A., as joint lead arranger, KeyBank National Association and PNC Bank, National Association as co-documentation agents, Citibank, N.A. and JPMorgan Chase Bank, N.A. as co-syndication agents, and a syndicate of lenders named therein.

10.2	Amended and Restated Subsidiary Guaranty Agreement dated as of May 31, 2007, by and among each of the guarantors named therein, the borrowers, and SunTrust Bank, as administrative agent.

10.3	Amended and Restated Borrower Pledge Agreement dated as of May 31, 2007, made by each of the pledgors named therein in favor of SunTrust Bank, as administrative agent.

10.4	Amended and Restated Security Agreement dated as of May31, 2007, made by each of the grantors named therein in favor of SunTrust Bank, as administrative agent.

99.1	Press Release dated June 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

By:	/s/ James H. Perry
James H. Perry
Chief Financial Officer, Controller and
Vice President

Date: June 4, 2007

EXHIBIT INDEX

10.1

Amended and Restated Revolving Credit Agreement dated as of May 31, 2007, by and among United Industrial Corporation and AAI Corporation, and SunTrust Bank, as administrative agent, SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., as joint lead arranger and sole book manager, Citibank, N.A., as joint lead arranger, KeyBank National Association and PNC Bank, National Association as co-documentation agents, Citibank, N.A. and JPMorgan Chase Bank, N.A. as co-syndication agents, and a syndicate of lenders named therein.

10.2	Amended and Restated Subsidiary Guaranty Agreement dated as of May 31, 2007, by and among each of the guarantors named therein, the borrowers, and SunTrust Bank, as administrative agent.

10.3	Amended and Restated Borrower Pledge Agreement dated as of May 31, 2007, made by each of the pledgors named therein in favor of SunTrust Bank, as administrative agent.

10.4	Amended and Restated Security Agreement dated as of May 31, 2007, made by each of the grantors named therein in favor of SunTrust Bank, as administrative agent.

99.1	Press Release dated June 4, 2007.